Exhibit 99.1

T3 Motion significantly enhances its management team with seasoned high-growth executive additions

Sales and Marketing focused Chief Executive Officer and experienced Chief Financial Officer Appointed

Costa Mesa, CA (April 2, 2012) www.t3motion.com - T3 Motion, Inc. (NYSE AMEX:TTTM), a global leader in the design and delivery of electric vehicles to commercial and consumer markets, today announced two additions to the senior management team, both effective as of April 2, 2012.

Mr. Rod Keller, Jr. has been appointed as the Chief Executive Officer reporting to the Board of Directors. Mr. Keller has a lengthy and successful track record in driving top-line revenue growth and market share for technology companies. Prior to joining T3 Motion, Mr. Keller served as Vice President and General Manager of DIRECTV’s commercial business providing pay-for-TV to over 400,000 businesses in the U.S. In this role, Mr. Keller oversaw sales, marketing, finance, operations, and product planning and played a key role in the substantial growth in revenues and market share for the business.

Mr. Keller has previously held positions in high growth technology companies, including tenure as President and CEO for Siemens Home and Office Communications, overseeing operations and corporate strategy; as the head of worldwide sales for Linksys, the consumer division of Cisco, playing a lead role in helping Linksys expand market share in Europe, the Middle East, Africa and Asia Pacific; and as Executive Vice President & General Manager of Toshiba America Information Systems helped turn around Toshiba’s U.S. personal computer business. Mr. Keller holds a Bachelor’s Degree in Business Administration from Texas State University and is on the McCoy School of Business Advisory Board at Texas State University.

“I believe T3 Motion has a unique product platform that has not yet been fully recognized for the cost savings and effectiveness that it brings to the police and security markets and I see the opportunity for additional platform configurations to address other unserved markets.” said Rod Keller, Chief Executive Officer. It’s a great time to join T3 Motion and as the price of oil continues to increase, we believe the T 3 value proposition will continue to improve.”

Mr. Domonic J. Carney has joined the company as Senior Vice President of Finance, Chief Financial Officer and Chief Accounting Officer. For the past seven years, Mr. Carney was CFO for Composite Technology Corporation (CPTC.OB), a manufacturer of high efficiency carbon composite electric transmission conductors and renewable energy wind turbines where he was instrumental in growth management and capital raising. Mr. Carney also has extensive experience building scalable operating systems with an additional fifteen years in high growth technology companies. Mr. Carney has a Masters Degree in Accounting from Northeastern University and a Bachelor’s Degree in Economics from Dartmouth College.

“T3 Motion’s products generate a proven and significant return on investment for its customers and are one of the few electric vehicle companies in existence today to have demonstrated true commercial success in the EV space. I am excited for the opportunity to help drive T3 Motion to profitability” said Domonic Carney, T3 Motion CFO.

“The Board and I are thrilled to have such an experienced and successful sales driven CEO join us in Rod Keller,” stated Ki Nam, T3 Motion Chairman of the Board. “Rod brings the determination and ability to drive sales growth that has been missing here at T3. We believe the combination of Rod’s ability to drive revenue growth and both Rod’s and Domonic’s bottom line focus will soon result in a significant improvement in shareholder value.”

About T3 Motion, Inc.

T3 Motion, Inc. (AMEX: TTTM) designs, markets and manufactures the T3 Series, an electric stand up vehicle. Headquartered in Orange County, California, T3 Motion, Inc. is dedicated to raising the bar on environmental standards and law enforcement and security capabilities in personal mobility technology. More than 3,000 T3 Series vehicles have been deployed in over 30 countries worldwide. For more information, visit www.t3motion.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding T3 Motion’s business, which are not historical facts, are “forward-looking statements” that are not guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, factors associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For additional information concerning these and other factors that may cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Registration Statement filed on Form S-1, as amended, and in the periodic reports the Company files from time to time with the Securities and Exchange Commission.

Company Contact	Investor Relations Contact

Ki Nam	Casey Stegman

T3 Motion, Inc.	Stonegate Securities, Inc.

(714) 619-3600	(214) 987-4121

investor@t3motion.com	casey@stonegateinc.com